UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2001

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776

(State or other	(Commission File Number)	(IRS Employer

jurisdiction of		Identification

incorporation)		Number)

21557 Telegraph Road, Southfield, Michigan		48034

(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
EX-99.1 By-laws Adopted August 16, 2001

Item 5. Other Events

Amendment to By-laws

     On August 16, 2001, the Board of Directors of Lear Corporation (the “Company”) approved the amendment of Section 2.4 of the Company’s by-laws so that such section now reads as follows. The only change to Section 2.4 was to add the language which is in all capital letters below.

     Section 2.4. Notice of Business. At an Annual Meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Article II, Section 2.4. For business to be properly brought before an Annual Meeting by a stockholder, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Corporation, at the principal executive offices of the Corporation, not less than 120 or more than 150 days prior to the first anniversary of the date of the Corporation’s consent solicitation or proxy statement released to stockholders in connection with the previous year’s election of directors or meeting of stockholders, except that if no Annual Meeting of stockholders or election by consent was held in the previous year or if the date of the Annual Meeting has been changed BY MORE THAN 30 DAYS from the DATE OF THE previous year’s meeting, a proposal shall be received by the Corporation within 10 days after the Corporation has “publicly disclosed” the date of the meeting in the manner provided in Article II, Section 2.3. above. The stockholder’s notice to the Secretary shall set forth (A) as to each matter the stockholder proposes to bring before the Annual Meeting a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (B) the name and address of the stockholder proposing such business as they appear on the Corporation’s books and of any beneficial owner on whose behalf the business is proposed, (C) the class and number of shares of the Corporation which are owned beneficially and of record by the stockholder and any such beneficial owner, (D) a description of all arrangements or understandings between such stockholder and any such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any other material interest of such stockholder or beneficial owner in such business, (E) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting and (F) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies relating to such business pursuant to Regulation 14A under the Exchange Act. At an Annual Meeting, the presiding officer shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 2.4., and such business not properly brought before the meeting shall not be transacted. Whether or not the foregoing procedures are followed, no matter which is not a proper matter for stockholder consideration shall be brought before the meeting.

     The entire by-laws of the Company, as amended, are attached hereto as exhibit 99.1.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

99.1 The Company’s by-laws adopted August 16, 2001, filed herewith

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation

Date: August 23, 2001	By: /s/ Joseph F. McCarthy

Name: Joseph F. McCarthy Title: Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	The Company’s by-Laws adopted August 16, 2001, filed herewith.